_______________________________________

               DYNASIL CORPORATION OF AMERICA
                       385 Cooper Road
             West Berlin, New Jersey 08091-9145
                       (856) 767-4600
           _______________________________________

                          NOTICE OF
               ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 11:00 AM,
                    ON FEBRUARY 14, 2006

To the Shareholders of Dynasil Corporation of America:

The annual meeting of shareholders of Dynasil Corporation of America (the "Company"), a New Jersey corporation, will be held at the corporate headquarters of the Company located at 385 Cooper Road, West Berlin, NJ, 08091 on February 14, 2006 beginning at 11:00 A.M. local time. At the meeting, shareholders will act upon the following matters:

(1) Election of three (3) Directors, each for a term of one year;

(2) Ratification of appointment of Haefele, Flanagan & Co., p.c., as the Company's independent accountants for fiscal
2006; and

(3) Any other matters that properly come before the meeting.

Shareholders of record at the close of business on December
16, 2005 are entitled to vote at the meeting or any postponement or adjournment.

The accompanying form of proxy is solicited by the Board of Directors of the Company.

Shareholders (whether they own one or many shares and whether they expect to attend the annual meeting or not) are requested to vote, sign, date and promptly return the accompanying proxy in the enclosed self-addressed stamped envelope. A proxy may be revoked at any time prior to its exercise (a) by notifying the secretary of the Company in writing, (b) by delivering a duly executed proxy bearing a later date, (c) or by attending the annual meeting and voting in person.

                By order of the Board of Directors:

                Patricia L. Johnson, Corporate Secretary

January 3, 2005
West Berlin, New Jersey

                 DYNASIL CORPORATION OF AMERICA
                         385 Cooper Road
               West Berlin, New Jersey 08091-9145
                         (856) 767-4600
                 ______________________________

                         PROXY STATEMENT
                 ______________________________

This Proxy Statement contains information related to the annual meeting of shareholders of Dynasil Corporation of America (the "Company"), to be held on Tuesday, February 14, 2006 at 11:00 A.M., local time, at the corporate headquarters of the Company, 385 Cooper Road, West Berlin, New Jersey, and at any adjournment or adjournments thereof.

                       ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company's annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal year 2005 and respond to questions from shareholders.

Who is entitled to vote?

     Shareholders of record at the close of business on the record date, December 16, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement or similar document or record reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 3,759,835 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - for election of the nominated slate of directors (see page 3);
     - for ratification of the appointment of Haefele Flanagan & Co., p.c., as the Company's independent auditors (see page 8).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of directors. The affirmative vote of a majority of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                         STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

      As of December 16, 2005, Mr. Craig Dunham, President, CEO and a Director of the Company, owned 50.9% of the outstanding shares of the common stock of the company (including unexercised warrants, options, and convertible preferred stock), Saltzman Partners owned or controlled 9.8% of the outstanding shares of common stock of the Company; and James Saltzman, Chairman of the Board of Directors of the Company, owned 7.9% of the outstanding shares of the Company (including options). See the table and notes below.



How many shares of stock do the Company's directors and executive officers own?

     The following table and notes set forth the beneficial ownership of the common stock of the Company as of December 16, 2005 by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and executive officer who owns shares of common stock and by all directors and executive officers as a group:


Title   Name and Address             No. of Shares and  Percent
  of    Of Beneficial Owner              nature of        of
Class                                   Beneficial       Class
                                       Ownership(1)
------  -------------------------    ------------------ -------
                                         2,864,438       50.9%
Common  Craig Dunham (1) (5)

Common  Saltzman Partners (2)             367,009         9.8%

Common  James Saltzman (1) (2) (3)        312,012         7.9%

Common  David Manzi (1) (6)               127,578         3.3%

Common  Laura Lunardo                     150,000         4.0%

Common  Francis Ciancarelli (1)(4)        185,000         4.7%
                                      ------------------ -------

        All Officers and Directors       3,639,028       60.1%
        as a Group (1)

(1) The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to warrants or stock options that may be exercised within 60 days. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other shareholders. The number of shares outstanding on December 16, 2005 was 3,759,835 not including 1,715,000 shares issuable on exercise of options and warrants as outlined in notes 3-6.

(2) James Saltzman disclaims beneficial ownership of the 367,009 shares owned by Saltzman Partners.

(3)  Includes options to purchase 90,000 shares of the  Company's common  stock  at $1.50 per share and options to purchase  80,000 shares of the Company's common stock at $0.40 per share.

(4) Includes options to purchase 185,000 shares of the Company's common stock at $0.65 per share.

(5) Includes warrants to purchase 1,200,000 shares of the Company's common stock at an exercise price of $0.225 per share, options to purchase 80,000 shares of the Company's common stock at $0.40 per share, and preferred stock convertible to 584,438 shares.

(6) Includes options to purchase 80,000 shares of the Company's common stock at $0.40 per share.

                             ITEM 1

                      ELECTION OF DIRECTORS

Three (3) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by shareholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:


                           Positions(s)
Name                Age    With the Company        Director Since
------------------  ---    ----------------------- ---------------
Mr. James Saltzman  62     Chairman of the Board        1998
Mr. Craig Dunham    49     President, CEO, Director     2004
Mr. David Manzi     44     Director                     2002


THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE  "FOR"  THE  NOMINEES
LISTED HEREIN.

Business Experience of the Directors

     Craig Dunham, 49, President and CEO, has been with the Company since October 1, 2004 when he replaced John Kane, former President and CEO, as a Director. Prior to joining the Company, he spent about one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/General Manager of the Tubular Division at Kimble Glass Incorporated. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated in manufacturing, engineering, commercial and general management positions. At Corning, he delivered results in various glass and ceramics businesses, including optics and photonics businesses. Mr. Dunham earned a B.S. in mechanical engineering and an M.B.A. from Cornell University.

     James Saltzman, Chairman, 62, has been a member of the Board since February 1998. From January 1997 to June 2000, Mr. Saltzman served as Vice Chairman of the Board and a director of Madison Monroe, Inc., a private company engaged in investments. He has served since 1962 as a director of Xyvision, Inc., a publicly held company that develops, markets, integrates and supports  content  management  and publishing  software  and  was
Chairman  of  the  Board of that company from  February  1994  to
February 1995. On September 19, 2001, in the matter of Securities and Exchange Commission v. James S. Saltzman, Civil Action No. 00-CV-2468 in the United States District Court for the Eastern District of Pennsylvania, Saltzman consented, without admitting or denying the allegations of the Commission's Complaint, to the entry of a Final Judgment and Order permanently enjoining him from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 206(2) of the Investment Advisers Act of 1940 (the "Advisers Act"), and requiring him to pay disgorgement plus prejudgment interest in the amount of $1,920,340, and a civil penalty in the amount of $50,000. The Order was entered on September 19, 2001, by the Honorable Anita
B. Brody.

     Also on January 31, 2001, the Commission instituted and simultaneously settled an Administrative Proceeding against Saltzman pursuant to Section 203(f) of the Advisers Act. Without admitting or denying the Commission's findings, Saltzman consented to the entry of an Order suspending him from association with any investment adviser for a period of twelve months. The basis for the Administrative Proceeding against Saltzman and the Commission's findings was the entry of the Final Judgment and Order in the District Court action. The suspension from association with any investment adviser ended on January 30, 2002.

     The Commission's Complaint in the District Court action alleged that from at least 1994 through February 4, 2000, Saltzman, as investment adviser to Saltzman Partners, violated the securities laws at issue by failing to disclose material information relating to loans to him by Saltzman Partners in annual financial statements of Saltzman Partners that were sent to the limited partners, namely, that he had taken out approximately $1.78 million in loans from Saltzman Partners, that by 1999 the loans amounted to approximately 20% of Saltzman Partners' assets, and that the loans violated specific terms of the loan provisions in the governing Partnership Agreement and Private Placement Memorandum. Prior to the entry of the Final Judgment and Order, Saltzman fully repaid with interest the loans he had taken from Saltzman Partners, thus satisfying the Order of disgorgement by the District Court.

      David Manzi, 44, has been a member of the Board since June 2002. Since November 1999, Mr. Manzi has served as President and CEO of Special Optics Inc., a Wharton, New Jersey company that specializes in the design and manufacture of diffraction-limited lens systems used in high resolution imaging and laser applications. Mr. Manzi served as General Manager and as Vice President of Special Optics from 1991 through 1999. Prior to Special Optics he served in various capacities from 1988 through 1991, including Product Manager, for Synoptics, a division of Litton Corporation. Mr. Manzi earned his B.S. degree in Physics from the Pennsylvania State University in 1986.

      The  Board held thirteen scheduled meetings in fiscal 2005.
All Directors attended all meetings during fiscal year 2005.

How are directors compensated?

     Directors Compensation. Members of the Board have the option to split their compensation between the Company's common stock and cash. Stock payments are made at the end of each quarter based on the ending market price for that quarter. Fiscal year 2005 and current compensation for serving on the Board is:
Chairman of the Board, $1,250 per month and all other non-employee directors, $1,000 per month. In addition, all reasonable expenses incurred in attending meetings are reimbursed by the Company. On October 14, 2005, options to purchase 80,000 shares of the Company's common stock at $0.40 per share were authorized for all three directors (the most recent market trade at that time was $0.14 per share).

               Previous  to  June 2003, Directors  received  cash
compensation for serving on the Board as follows: Chairman of the Board, $2,500 per month, all other non-employee directors, $1,000 per month. At a special meeting of the Board on May 29, 2003, the monthly cash payments were reduced to conserve cash, effective June 1, 2003 to the following: Chairman of the Board, $1,250 per month, all other non-employee directors, $750 per month. The difference between the previous and reduced cash compensation was deferred and was subsequently settled with a common stock payment on October 20, 2005. The number of shares due to each Director was calculated based on the average share price during the period for which cash compensation had been deferred. A total of 140,834 shares were issued to Directors on October 20, 2005 at the most recent market price of $0.14 per share for a market value of $19,717. The deferred cash compensation for Directors totaled $29,750 so the net result was that Directors agreed to accept the deferred Directors fees in stock and the value of that stock when issued was $10,033 less than the cash compensation that had been deferred.

What committees has the Board established?

       Compensation Committee. The Compensation Committee is responsible for negotiating and approving salaries and employment agreements with officers of the Company. The committee consists of Messrs. Saltzman and Manzi.

       Nominating   Committee.   The  Nominating   Committee   is
responsible   for   nominating  for  election   at   the   annual
shareholders meeting a slate of board members. The committee consists of Messrs. Saltzman and Manzi.

      Audit Committee. The Audit Committee consists of Messrs. Saltzman and Manzi. The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

     The Audit Committee is composed of outside directors who are not officers or employees of the Company. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

     The Board of Directors approved and adopted a formal written Audit Committee Charter on March 5, 2001. This Charter was adopted in accordance with listing standards promulgated by the National Association of Securities Dealers ("NASD"). The Charter was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.


 REPORT OF THE AUDIT COMMITTEE OF DYNASIL CORPORATION OF AMERICA

December 12, 2005

To the Board of Directors of Dynasil Corporation of America:

     We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended September 30, 2005.

     We have discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the accountants the accountants' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

                                    By:  /s/  James  Saltzman
                                    James Saltzman, Chairman

                                    By:  /s/ David Manzi
                                    David Manzi

                                    Audit Committee


                     EXECUTIVE COMPENSATION

      The following table sets forth information concerning total compensation earned or paid to officers of the Company who served in such capacities as of September 30, 2005 for services rendered to the Company during each of the last three fiscal years for officers whose compensation payments exceeded $100,000.



                            Summary Compensation Table

                                                                     Long Term Compensation
                                                                     ----------------------
                           Annual Compensation                  Awards             Payouts
                           -------------------                  ------             -------
                                             Other                                  Long-
Name and                                     Annual       Restricted    Securities  Term       All other
Principle                                    Compen-      Stock         Underlying  Incentive  compen-
Position     Year    Salary ($)    Bonus ($) sation ($)   Awards ($)    Options ($) Plans ($)  sation($)
---------    ----    ---------    ---------  ----------   -----------   ---------   --------- ----------
Craig Dunham 2005     110,000      12,214
President
And CEO

John Kane    2005      28,590
Former       2004     110,000
President    2003     110,000
CEO, CFO,
Treasurer





Employment Agreements

     The employment agreement with John Kane, formerly President, CEO, Chief Financial Officer and Treasurer, commenced on December
1, 2000 and ended November 30, 2004.

     The employment agreement with Craig T. Dunham, President and CEO, commenced on October 1, 2004, and will continue for a three-year period, after which the agreement will automatically renew for one-year terms, unless terminated by either party upon ninety days written notice prior to the end of any term, or for cause. Under the employment agreement, Mr. Dunham has agreed to work for us full time, and receives an annual base salary of $110,000.
Mr. Dunham's agreement also provides for a performance bonus based on a percentage of net income and an additional annual bonus at the discretion of our Board of Directors. The annual performance bonus is paid one third in cash and two-thirds in stock where Mr. Dunham has the option to utilize his existing warrants or options to set the share price. The agreement also provides for a 401(k) pension plan, health insurance benefits and a company car (or car allowance).

     An employment agreement with Frank Denton, former President of our Optometrics Corporation subsidiary, commenced on March 9, 2005 and ended following his death on March 23, 2005.

     The employment agreement with Laura Lunardo, CFO and COO of our Optometrics Corporation subsidiary, commenced on March 9, 2005 and will continue for a two year period, after which the agreement is subject to renewal for one year terms. Under the employment agreement, Ms. Lunardo has agreed to work for us full time, and receives an annual base salary of $90,000 for the first twelve months and $95,000 for the second twelve months. Ms. Lunardo's agreement also provides for performance bonuses, and an additional bonus at the discretion of the Board of Directors.
The agreement also provides for a 401(k) pension plan, health insurance benefits and a company car (or car allowance).



Option Grants in Last Fiscal Year

      On October 14, 2005, options to purchase 80,000 shares of the Company's common stock at an exercise price of $0.40 per share were authorized for all three Directors (the most recent market trade at the time was $0.14 per share). On March 31, 2005, 185,000 options with an exercise price of $0.65 per share were issued to Vice President, Francis M. Ciancarelli in conjunction with his acceptance of employment.



                             ITEM 2
     RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to approval of the Company's shareholders, the Board of Directors has decided that Haefele, Flanagan & Co., p.c., which firm has been the independent certified public accountants of the Company for the fiscal year ended September 30, 2005, be continued as independent accountants for the Company. The shareholders are being asked to approve the Board's decision to retain Haefele, Flanagan & Co., p.c. for the fiscal year ending September 30, 2006.

      Representatives of Haefele, Flanagan & Co., p.c. will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

Accountants Fees

(a)  Audit Fees
     The aggregate fees billed or to be billed for professional services rendered by the Company's principal accountant for the audit of the Company's annual financial statements for the fiscal years ended September 30, 2005 and 2004 and the reviews of the financial statements included in the Company's Forms 10-QSB during those fiscal years are $38,100 and $33,780, respectively.

(b)  Audit Related Fees
     The aggregate fees billed or to be billed for
     professional services rendered by the Company's
     principal accountant for audit related fees for
     the fiscal years ended September 30, 2005 and 2004
     were $15,000 and $-0-, respectively.   The fiscal
     year 2005 fees related to due diligence for the Optometrics acquisition.

(c)  Tax Fees
     The Company incurred fees of $12,600 and $ 3,600 during the last two fiscal years for professional services rendered by the Company's principal accountant for tax compliance, tax advice and tax planning. The fiscal year 2005 fees included tax analysis relating to the Optometrics acquisition.

(d)  All Other Fees

     The Company incurred no other fees during the last two fiscal years for products and services rendered by the Company's principal accountant.

(e) Pre-approval Policies and Procedures

     The Board of Directors has adopted a pre approval policy requiring that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor's independence.

THE  BOARD  OF  DIRECTORS  UNANIMOUSLY RECOMMENDS  A  VOTE  "FOR"
RATIFICATION OF THE APPOINTMENT OF HAEFELE, FLANAGAN & CO.,  P.C.
AS  THE  COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING
SEPTEMBER 30, 2006.

                          OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                     ADDITIONAL INFORMATION

Shareholder Proposals for the Annual Meeting. Shareholders interested in presenting a proposal for consideration at the Company's annual meeting of shareholders in 2007 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than August 31, 2006.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


                        By order of the Board of Directors:


                        Patricia L. Johnson, Corporate Secretary

January 3, 2006
West Berlin, New Jersey